                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [ ] Definitive proxy statement.

     [X] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                          HOLLINGER INTERNATIONAL INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                      [HOLLINGER INTERNATIONAL INC. LOGO]

                            401 NORTH WABASH AVENUE
                            CHICAGO, ILLINOIS 60611
               TELEPHONE (312) 321-2299; FACSIMILE (312) 321-0629

                                 APRIL 19, 2001

Dear Stockholder:

     On March 27, 2001, you were mailed proxy information, including a proxy voting card, regarding the Annual Meeting of Stockholders of Hollinger International Inc. (the "Company") to be held on Thursday, May 17, 2001, at 11:00 a.m., local time, at the Metropolitan Club, One East 60th Street, New York, New York, 10022.

     Unfortunately, certain information was omitted from the "Summary Compensation Table" and related footnotes in the previously mailed proxy information, which information may be important to you. The "Summary Compensation Table" is located in the section entitled "Compensation" in the previously mailed proxy information. We are enclosing as Attachment A a revised "Compensation" section with this mailing which includes a revised "Summary Compensation Table" to replace the "Summary Compensation Table" and related footnotes included in the previously mailed proxy information. Additionally, the penultimate sentence of footnote 4 to the "Principal Stockholders" table in the previously mailed proxy information contained certain errors. We are enclosing as Attachment B a revised sentence to replace the sentence in the previously mailed proxy information.

     We encourage every stockholder to vote. You may vote using the Internet, by telephone or by returning a proxy voting card. A proxy voting card, as well as information on voting using the Internet or by telephone, was included with the proxy information mailed to you on March 27, 2001. If you have voted and do not wish to revoke your earlier proxy, you do not need to take any further action. If you would like to revoke an earlier proxy, you may do so by (i) filing with the Company Secretary, at or before the Annual Meeting, a written notice of revocation bearing a date later than the date of the earlier proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Company Secretary at or before the Annual Meeting; or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of an earlier proxy). Any written notice revoking a proxy should be sent to: Hollinger International Inc., 401 North Wabash Avenue, Suite 740, Chicago, Illinois 60611, Attention:
Secretary.

     We apologize for our error and for any inconvenience it has caused you.

                                          Very truly yours,

                                          [Signature Facsimile]
                                          MARK S. KIPNIS
                                          Vice President-Law and Secretary

                                                                    ATTACHMENT A

EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE

     The following table sets forth compensation information for the three fiscal years ended December 31, 2000 for the Chief Executive Officer and the four most highly compensated executive officers whose salary and bonus for the year ended December 31, 2000 exceeded $100,000.

                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                                                                 ------------
                                         ANNUAL COMPENSATION                      SECURITIES
     NAME AND PRINCIPAL               -------------------------   OTHER ANNUAL    UNDERLYING       ALL OTHER
          POSITION             YEAR     SALARY        BONUS       COMPENSATION     OPTIONS      COMPENSATION(2)
     ------------------        ----     ------        -----       ------------    ----------    ---------------
CONRAD M. BLACK.............   2000   $448,639(3)  $1,860,462(3)       --         335,000(4)      $136,093(5)
  Chairman and                 1999    466,967(3)          --(3)       --         245,000(6)       128,156(7)
  Chief Executive Officer      1998    455,785(3)          --(3)       --         150,000(8)       126,899(9)
F. DAVID RADLER.............   2000   $     --(3)  $  530,605(3)       --         335,000(4)      $157,085(5)
  President and                1999         --(3)          --(3)       --         245,000(6)       154,915(7)
  Chief Operating Officer      1998         --(3)          --(3)       --         150,000(8)       152,697(9)
DANIEL W. COLSON............   2000   $263,653(3)  $1,794,988(3)       (1)        250,000(4)      $147,948(5)
  Chief Executive Officer      1999    245,280(3)          --(3)       (1)        170,000(6)       136,980(7)
  of The Telegraph             1998    234,121(3)          --(3)       (1)        120,000(8)       117,075(9)
J. A. BOULTBEE..............   2000   $     --(3)          --(3)       --         110,000(4)      $ 23,054(5)
  Executive Vice President     1999         --(3)          --(3)       --          85,000(6)        29,206(7)
                               1998         --(3)          --(3)       --          60,000(8)        23,615(9)
PETER Y. ATKINSON...........   2000   $     --(3)  $   50,000(3)       --         110,000(4)      $ 23,054(5)
  Vice President               1999         --(3)          --(3)       --          85,000(6)        35,063(7)
                               1998         --(3)          --(3)       --          60,000(8)        20,916(9)

---------
(1) Pursuant to the Company's deferred compensation plan, discretionary contributions are credited to the participants' retirement accounts as deferred compensation. See "Deferred Compensation Plan."

(2) Certain executive officers of the Company, including Messrs. Black, Radler, Colson, Atkinson and Boultbee are participants in the Hollinger Inc. Executive Share Option Plan. As of March 21, 2001, 464,000, Hollinger Inc. Executive Share options had vested. Mr. Black holds vested options to acquire 125,000 Hollinger Inc. Retractable Common Shares and unvested options to acquire 125,000 Hollinger Inc. Retractable Common Shares; Mr. Radler holds vested options to acquire 115,000 Hollinger Inc. Retractable Common Shares and unvested options to acquire 115,000 Hollinger Inc. Retractable Common Shares; Mr. Colson holds vested options to acquire 80,000 Hollinger Inc. Retractable Common Shares and unvested options to acquire 80,000 Hollinger Inc. Retractable Common Shares; Mr. Boultbee holds vested options to acquire 47,500 Hollinger Inc. Retractable Common Shares and unvested options to acquire 47,500 Hollinger Inc. Retractable Common Shares and Mr. Atkinson holds vested options to acquire 40,000 Hollinger Inc. Retractable Common Shares and unvested options to acquire 40,000 Hollinger Inc. Retractable Common Shares.

(3) With the exception of salaries paid to Messrs. Black and Colson by The Telegraph (which salaries were paid in pounds sterling and Canadian Dollars, respectively, and have been converted into U.S. Dollars at the 2000 average rate of 1.5158 and 0.6731, the 1999 average rate of 1.6172 and 0.6732, and the 1998 average rate of 1.6574 and 0.6747, respectively, for purposes of this disclosure) and certain performance incentive bonuses, Messrs. Black, Radler, Colson, Atkinson and Boultbee do not receive salaries or bonuses directly from the Company. Under the Services Agreements with Ravelston, the Company and XSTM pay a management fee relating to, among other matters, management and administrative services provided to the Company by such executives. See "Certain Relationships and Related Transactions."

(4) Options granted pursuant to the 1999 Stock Incentive Plan to purchase shares of Class A Common Stock. Options may be exercised upon the payment of $10.53 per share exercise price and vest over a four year period beginning March 7, 2001 in equal increments. See "1999 Stock Incentive Plan" below.

(5) With respect to Messrs. Black, Radler and Colson, reflects quarterly and meeting attendance fees paid for services as a director during 2000. With respect to Messrs. Black, Radler, Colson, Boultbee and Atkinson, reflects quarterly and meeting attendance fees paid for services as a director of XSTM during 2000 (which fees were paid in Canadian Dollars and have been converted to U.S. Dollars at the 2000 average rate of 0.6731 for purposes of this disclosure). With respect to Messrs. Black and Radler reflects fees paid for services as a director of American Publishing and Jerusalem Post during 2000. With respect to Mr. Radler, reflects fees paid for services as a Senior Director of APAC-95, Inc., a subsidiary of the Company, during 2000. With respect to Messrs. Black, Colson and Radler, also reflects fees paid for services as a director of The Telegraph (which fees were paid in pounds sterling and have been converted into U.S. Dollars at the 2000 average rate of 1.5158 for purposes of this disclosure), Unimedia Company (which fees were paid in Canadian Dollars and have been converted to U.S. Dollars at the 2000 average rate of 0.6371) and Hollinger Canadian Newspapers Limited Partnership (which fees were paid in Canadian Dollars and have been converted to U.S. Dollars at the 2000 average rate of 0.6371).

(6) Options granted pursuant to the 1997 Stock Incentive Plan to purchase shares of Class A Common Stock. Options may be exercised upon the payment of $11.63 per share exercise price and vest over a four year period beginning February 12, 2000 in equal increments. See "1997 Stock Incentive Plan" below.

(7) With respect to Messrs. Black, Radler and Colson, reflects quarterly and meeting attendance fees paid for services as a director during 1999. With respect to Messrs. Black, Radler, Colson, Boultbee and Atkinson, reflects quarterly and meeting attendance fees paid for services as a director of XSTM during 1999 (which fees were paid in Canadian Dollars and have been converted to U.S. Dollars at the 1999 average rate of 0.6732 for purposes of this disclosure). With respect to Messrs. Black and Radler reflects fees paid for services as a director of American Publishing and Jerusalem Post during 1999. With respect to Mr. Radler, reflects fees paid for services as a Senior Director of APAC-95, Inc., a subsidiary of the Company, during 1999. With respect to Messrs. Black, Colson and Radler, also reflects fees paid for services as a director of The Telegraph (which fees were paid in pounds sterling and have been converted into U.S. Dollars at the 1999 average rate of 1.6172 for purposes of this disclosure), Unimedia Company (which fees were paid in Canadian Dollars and have been converted to U.S. Dollars at the 1999 average rate of 0.6732) and Hollinger Canadian Newspapers Limited Partnership (which fees were paid in Canadian Dollars and have been converted to U.S. Dollars at the 1999 average rate of 0.6732).

(8) Options granted on February 23, 1998 pursuant to the 1997 Stock Incentive Plan to purchase shares of Class A Common Stock. Options were to be exercised upon the payment of $15.06 per share exercise price and vested over a four year period beginning February 23, 1999 in equal increments. Effective as of February 26, 1999, the Company and said employees agreed to cancel such options, with the employees foregoing one year of vesting, in return for new options for the respective same number of shares to be exercised upon the payment of $12.25 per share exercise price which vest over a four year period beginning February 26, 2000 in equal increments. See "1997 Stock Incentive Plan" below.

(9) With respect to Messrs. Black, Radler and Colson, reflects quarterly and meeting attendance fees paid for services as a director during 1998. With respect to Messrs. Black, Radler, Colson, Boultbee and Atkinson, reflects quarterly and meeting attendance fees paid for services as a director of XSTM during 1998 (which fees were paid in Canadian Dollars and have been converted to U.S. Dollars at the 1998 average rate of 0.6747 for purposes of this disclosure). With respect to Messrs. Black and Radler reflects fees paid for services as a director of American Publishing and Jerusalem Post during 1998. With respect to Mr. Radler, reflects fees paid for services as a Senior Director of APAC-95, Inc., a subsidiary of the Company, during 1998. With respect to Messrs. Black, Colson and Radler, also reflects fees paid for services as a director of The Telegraph (which fees were paid in pounds sterling and have been converted into U.S. Dollars at the 1998 average rate of 1.6574 for purposes of this disclosure).

     DEFERRED COMPENSATION PLAN. The Company, through a subsidiary, provides a deferred compensation plan to certain executives under which contributions may be made by the Board of Directors of such subsidiary during the course of each year. Such contributions are discretionary in amount, time and form of payment and, when made, are credited to the retirement accounts established for each participant which vest 10% per year after five years of service. Mr. Strader participates in this program. Mr. Colson received a pension contribution from The Telegraph in the amount of $64,893, which was originally paid in pounds sterling and which has been converted into U.S. Dollars at the average rate of 1.5158 for purposes of this disclosure.

     1994 STOCK OPTION PLAN. Prior to the Company's initial public offering in May 1994, Hollinger Inc., the parent company of the Company, adopted and approved a stock option plan for the Company which was subsequently amended on September 9, 1996 (as amended, the "1994 Stock Option Plan"), under which stock option awards have been made to eligible employees and officers. The purpose of the 1994 Stock Option Plan was to promote the interests of the Company and its stockholders by establishing a direct link between the financial interests of eligible employees and officers and the performance of the Company and by enabling the Company to attract and retain highly competent employees and officers. On May 1, 1997, the stockholders adopted a new stock option plan (see "1997 Stock Incentive Plan," described below) which replaced the 1994 Stock Option Plan. No new grants have or will be made under the 1994 Stock Option Plan. Awards under the 1994 Stock Option Plan made prior to May 1, 1997 are not affected by the adoption of the 1997 Stock Incentive Plan.

     1997 STOCK INCENTIVE PLAN. On May 1, 1997, the Company adopted, and the Company's stockholders approved, a new compensation plan known as the Hollinger International Inc. 1997 Stock Incentive Plan (the "1997 Stock Incentive Plan"). The 1997 Stock Incentive Plan replaced the Company's 1994 Stock Option Plan. Awards previously made under the 1994 Stock Option Plan are not affected. The purpose of the 1997 Stock Incentive Plan was to assist in attracting and retaining highly competent employees and directors and to act as an incentive in motivating selected officers and other key employees and directors to achieve long-term corporate objectives. The 1997 Stock Incentive Plan provided for awards of up to 5,156,915 shares of Class A Common Stock. This total included 189,640 shares that remained available under the 1994 Stock Option Plan, which shares were rolled into the 1997 Stock Incentive Plan, and 4,967,275 additional shares. The number of shares available for issuance under the 1997 Stock Incentive Plan was subject to anti-dilution adjustments upon the occurrence of significant corporate events. The shares offered under the 1997 Stock Incentive Plan were either authorized and unissued shares or issued shares which had been reacquired by the Company. On May 5, 1999, the stockholders adopted a new stock option plan (see "1999 Stock Incentive Plan", described below) which replaced the 1997 Stock Incentive Plan. No new grants have been or will be made under the 1997 Stock Incentive Plan. Awards under the 1997 Stock Incentive Plan made prior to May 5, 1999 are not affected by the adoption of the 1999 Stock Incentive Plan.

     1999 STOCK INCENTIVE PLAN. On May 5, 1999, the Company adopted, and the Company's stockholders approved, a new compensation plan known as the Hollinger International Inc. 1999 Stock Incentive Plan (the "1999 Stock Incentive Plan"). The 1999 Stock Incentive Plan replaces the Company's 1997 Stock Incentive Plan. Awards previously made under the 1997 Stock Incentive Plan are not affected. The purpose of the 1999 Stock Incentive Plan is to assist in attracting and retaining highly competent employees and directors and to act as an incentive in motivating selected officers and other key employees and directors to achieve long-term corporate objectives. The 1999 Stock Incentive Plan provides for awards of up to 8,500,000 shares of Class A Common Stock. The number of shares available for issuance under the 1999 Stock Incentive Plan shall be subject to anti-dilution adjustments upon the occurrence of significant corporate events. The shares offered under the 1999 Stock Incentive Plan are either authorized and unissued shares or issued shares which have been reacquired by the Company.

     OPTION/SAR GRANTS IN LAST FISCAL YEAR. The following table sets forth information concerning the issuance of options to purchase Class A Common Stock in 2000 to the named executive officers pursuant to the 1999 Stock Incentive Plan.

                             2000 INDIVIDUAL GRANTS

                                               NUMBER
                                                 OF         % OF TOTAL
                                             SECURITIES    OPTIONS/SARS    EXERCISE                    GRANT
                                             UNDERLYING     GRANTED TO     OF BASE                      DATE
                                              OPTIONS      EMPLOYEES IN     PRICE      EXPIRATION     PRESENT
                  NAME                       GRANTED(1)    FISCAL YEAR      ($/SH)        DATE        VALUE(2)
                  ----                       ----------    ------------    --------    ----------     --------
Conrad M. Black..........................     335,000          12.9%        $10.53       3/6/10      $1,375,034
F. David Radler..........................     335,000          12.9%        $10.53       3/6/10      $1,375,034
Daniel W. Colson.........................     250,000           9.6%        $10.53       3/6/10      $1,026,145
Peter Y. Atkinson........................     110,000           4.2%        $10.53       3/6/10      $  451,504
J.A. Boultbee............................     110,000           4.2%        $10.53       3/6/10      $  451,504

---------
(1) The options vest in 25% annual increments on each of the first, second, third and fourth anniversaries of their respective grant dates, beginning March 7, 2001.

(2) These values are determined using the Black-Scholes Option Pricing Model. The Black-Scholes Option Pricing Model is one of the methods permitted by the Commission for estimating the present value of options. The actual value of the stock options that an executive officer may realize, if any, will depend on the excess of the market price on the date of exercise over the exercise price. The Black-Scholes Option Pricing Model is based on assumptions as to certain variables described in the following sentence, so there is no assurance that an individual will actually realize the option values presented in this table. The values listed above were based on the following assumptions: volatility (estimated)--43.3%; risk-free rate of return--5.1%; dividend yield--3.4%; time of exercise--10 years.

     AGGREGATED OPTION EXERCISES DURING FISCAL 2000 AND FISCAL YEAR-End Option Values. The following table sets forth information concerning aggregate option exercises and year-end option values of the named executive officers.

                 AGGREGATED OPTION EXERCISES DURING FISCAL 2000
                                      AND
                       OPTION VALUES AT DECEMBER 31, 2000

                                                              NUMBER OF SECURITIES
                                                                   UNDERLYING                 VALUE OF UNEXERCISED
                                NUMBER OF                     UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS
                                 SHARES                        AT FISCAL YEAR-END            AT FISCAL YEAR-END(1)
                               ACQUIRED ON     VALUE      ----------------------------    ----------------------------
           NAME                 EXERCISE      REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
           ----                -----------    --------    -----------    -------------    -----------    -------------
Conrad M. Black............         0            0          315,000         655,000       $1,504,363      $3,198,388
F. David Radler............         0            0          315,000         655,000       $1,504,363      $3,198,388
Daniel W. Colson...........         0            0          106,250         478,750       $  498,700      $2,329,000
Peter Y. Atkinson..........         0            0           82,500         227,500       $  430,838      $1,101,013
J.A. Boultbee..............         0            0          123,500         227,500       $  510,038      $1,101,013

---------
(1) In accordance with SEC rules, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, fair market value is deemed to be $16.00, the average of the high and low common stock price reported for New York Stock Exchange transactions on December 29, 2000, the last business day of the Company's fiscal year.

     EMPLOYMENT AGREEMENTS. The Company has entered into employment agreements with certain of its executive officers providing generally for year-to-year employment. Subject to certain limited exceptions, the employment agreements generally prohibit the executives from competing with the Company for a period of three years after termination of employment (i) in any community in which the Company at that time publishes, or has commenced negotiations to acquire, a newspaper or shopper, or (ii) within a 50-mile radius of any such community.

     REPORT ON EXECUTIVE COMPENSATION. The following Report on Executive Compensation has been furnished by the Compensation Committee. The Board of Directors has delegated to the Compensation Committee authority to review and approve the executive remuneration package for senior executives compensated directly by the Company. The Report reflects the Compensation Committee's policies toward executive compensation; however, the compensation of certain executive officers (including Messrs. Black, Radler, Colson, Boultbee, Atkinson and Creasey) is determined by Ravelston, the parent corporation of Hollinger Inc., and is paid pursuant to the Services Agreements, except as otherwise set forth in the Summary Compensation Table.

     As of March 1, 2001, the Compensation Committee consisted of two directors, neither of whom are officers or employees of the Company, and neither participates in any executive compensation plan reviewed by the Compensation Committee.

     The Committee has previously noted that in the past base pay constituted the most significant portion of executive pay. The Compensation Committee has recognized that it is important to move to a system that provides a more balanced executive compensation package, placing greater emphasis on annual and long term incentives and a reduced role for annual base salary. Such an approach is consistent with many other public companies.

     Consequently, as has been done in prior year executive pay packages, the Compensation Committee will attempt to follow the following strategy:

          (i) Motivate executives to achieve their strategic goals by tying their compensation to the performance of the Company, their individual operating units and their individual performance;

          (ii) Be competitive with other leading companies so as to attract and retain the best possible executive talent; and

          (iii) Align the interests of the executives with the long-term interest of the Company's stockholders through the award of stock options and other stock-related programs.

     The first step toward this executive compensation strategy was implemented in 1994 with the establishment of the 1994 Stock Option Plan. Since 1994, key members of management have been awarded stock options under the 1994 Stock Option Plan and the 1997 Stock Incentive Plan. In 1999, the Hollinger International Inc. 1999 Stock Incentive Plan was established to continue to make stock options and other stock-related programs available as incentives for key members of management, and will provide for automatic stock option grants to non-employee directors of the Company.

     Section 162(m) of the Code provides that public companies are denied a Federal income tax deduction for compensation in excess of $1 million to any covered employee except to the extent the compensation is performance based. The Compensation Committee believes that all compensation paid by the Company in 2000 complied with the Section 162(m) limitation. It is the present intention of the Compensation Committee to seek to ensure that all compensation payable to executives that is otherwise tax deductible will continue to be tax deductible. However, the Compensation Committee reserves the right to take whatever action with respect to the compensation of executive officers that it deems appropriate and in the best interests of the Company and its stockholders.

     The foregoing report has been furnished by James R. Thompson and Richard R. Burt.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. There are no compensation committee interlocks or insider participation in compensation decisions.

                                                                    ATTACHMENT B

                             PRINCIPAL STOCKHOLDERS

     The following sentence should replace the penultimate sentence of footnote 4 to the "Principal Stockholders" table in the proxy information mailed to stockholders on March 27, 2001:

     "As of March 21, 2001, all executive officers and directors of the Company and other entities controlled by Mr. Black beneficially held an aggregate of 24,994,167 Retractable Common Shares and 2,479,456 Series II Shares of Hollinger Inc., or approximately 71% of the outstanding Retractable Common Shares and 39% of the outstanding Series II Shares, respectively."

                                       B-1